DCAP Group, Inc. 1158 Broadway Hewlett, NY 11557 Phone: (516) 374-7600 Fax: (516) 295-7216 www.dcapgroup.com

News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein
DCAP Group, Inc.
(516) 374-7600

DCAP Group Regains Compliance with Nasdaq Listing Rules

Hewlett, New York—May 21, 2009—DCAP Group, Inc. (NASDAQ: DCAP) today announced that it has been advised by The Nasdaq Stock Market that it has regained compliance with Nasdaq’s listing rules.

As previously announced, on October 1, 2008, the Company received a deficiency notice from The Nasdaq Stock Market notifying the Company that it was not in compliance with Rule 4310(c)(4) because the Company's common stock closed below the minimum bid price of $1.00 per share for the preceding 30 consecutive business days.  The Company was given a period of time, as prescribed by Nasdaq’s listing rules, to regain compliance with the minimum $1.00 share bid price requirement.

On May 20, 2009, the Company received notice from The Nasdaq Stock Market that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days and that, based upon the foregoing, the Company has regained compliance with Nasdaq’s listing rules.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in DCAP’s latest Annual Report filed with Securities and Exchange Commission under Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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